EXHIBIT 3

Bell

Supplementary Financial Information

First Quarter 2008

BCE Inc. Investor Relations

Thane Fotopoulos 514-870-4619 thane.fotopoulos@bell.ca

BCE Inc. (1)
Consolidated Operational Data

	Q1	Q1
($ millions, except per share amounts) (unaudited)	2008	2007	$ change	% change

Operating revenues	4,391	4,385	6	0.1%
Cost of revenue, exclusive of depreciation and amortization	(1,071)	(991)	(80)	(8.1%)
Selling, general and administrative expenses (A)	(1,499)	(1,549)	50	3.2%
Net benefit plans cost	(71)	(102)	31	30.4%
EBITDA (3)	1,750	1,743	7	0.4%
EBITDA margin (4)	39.9%	39.7%		0.2	pts
Depreciation	(624)	(632)	8	1.3%
Amortization of intangible assets	(196)	(154)	(42)	(27.3%)
Restructuring and other	(283)	(36)	(247)	n.m.
Operating income	647	921	(274)	(29.8%)
Other income	22	131	(109)	(83.2%)
Interest expense	(198)	(215)	17	7.9%
Pre-tax earnings from continuing operations	471	837	(366)	(43.7%)
Income taxes	(109)	(213)	104	48.8%
Non-controlling interest	(73)	(95)	22	23.2%
Net earnings	289	529	(240)	(45.4%)
Dividends on preferred shares	(31)	(30)	(1)	(3.3%)
Net earnings applicable to common shares	258	499	(241)	(48.3%)
Net earnings per common share - basic
Continuing operations	$0.32	$0.62	$(0.30)	(48.4%)
Net earnings	$0.32	$0.62	$(0.30)	(48.4%)
Net earnings per common share - diluted
Continuing operations	$0.32	$0.62	$(0.30)	(48.4%)
Net earnings	$0.32	$0.62	$(0.30)	(48.4%)
Dividends per common share	$0.365	$0.365	$-	0.0%
Average number of common shares outstanding - basic (millions)	805.3	806.0
Average number of common shares outstanding - diluted (millions)	807.1	806.6

The following items are included in net earnings:
Net (losses) gains on investments
Continuing operations	(2)	103	(105)	n.m.
Discontinued operations	-	1	(1)	n.m.
Restructuring and other	(197)	(25)	(172)	n.m.
Total	(199)	79	(278)	n.m.
Impact on net earnings per share	$(0.25)	$0.10	$(0.35)	n.m.
EPS before restructuring and other and net gains on investments (3)	$0.57	$0.52	$0.05	9.6%

(A)	Excludes net benefit plans cost
n.m. : not meaningful

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 2

BCE Inc.
Consolidated Operational Data - Historical Trend

		Total
($ millions, except per share amounts) (unaudited)	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07

Operating revenues	4,391	17,865	4,548	4,494	4,438	4,385
Cost of revenue, exclusive of depreciation and amortization	(1,071)	(4,169)	(1,170)	(1,008)	(1,000)	(991)
Selling, general and administrative expenses (A)	(1,499)	(6,298)	(1,591)	(1,598)	(1,560)	(1,549)
Net benefit plans cost	(71)	(410)	(113)	(97)	(98)	(102)
EBITDA	1,750	6,988	1,674	1,791	1,780	1,743
EBITDA margin	39.9%	39.1%	36.8%	39.9%	40.1%	39.7%
Depreciation	(624)	(2,549)	(617)	(649)	(651)	(632)
Amortization of intangible assets	(196)	(648)	(173)	(165)	(156)	(154)
Restructuring and other	(283)	(332)	(146)	(78)	(72)	(36)
Operating income	647	3,459	738	899	901	921
Other income (expense)	22	2,404	2,296	(4)	(19)	131
Interest expense	(198)	(859)	(211)	(213)	(220)	(215)
Pre-tax earnings from continuing operations	471	5,004	2,823	682	662	837
Income taxes	(109)	(731)	(354)	(154)	(10)	(213)
Non-controlling interest	(73)	(332)	(65)	(84)	(88)	(95)
Earnings from continuing operations	289	3,941	2,404	444	564	529
Discontinued operations	-	116	(16)	(4)	136	-
Net earnings	289	4,057	2,388	440	700	529
Dividends on preferred shares	(31)	(131)	(34)	(34)	(33)	(30)
Net earnings applicable to common shares	258	3,926	2,354	406	667	499
Net earnings per common share - basic
Continuing operations	$0.32	$4.74	$2.95	$0.51	$0.66	$0.62
Discontinued operations	$-	$0.14	$(0.02)	$(0.01)	$0.17	$-
Net earnings	$0.32	$4.88	$2.93	$0.50	$0.83	$0.62
Net earnings per common share - diluted
Continuing operations	$0.32	$4.73	$2.94	$0.51	$0.66	$0.62
Discontinued operations	$-	$0.14	$(0.02)	$(0.01)	$0.17	$-
Net earnings	$0.32	$4.87	$2.92	$0.50	$0.83	$0.62
Dividends per common share	$0.365	$1,460	$0.365	$0.365	$0.365	$0.365
Average number of common shares outstanding - basic (millions)	805.3	804.8	805.2	804.9	803.2	806.0
Average number of common shares outstanding - diluted (millions)	807.1	806.9	808.0	807.8	805.5	806.6

The following items are included in net earnings:
Net (losses) gains on investments
Continuing operations	(2)	2,125	1,883	7	132	103
Discontinued operations	-	124	(13)	-	136	1
Restructuring and other	(197)	(207)	(93)	(43)	(46)	(25)
Total	(199)	2,042	1,777	(36)	222	79
Impact on net earnings per share	$(0.25)	$2.54	$2.21	$(0.04)	$0.27	$0.10
EPS before restructuring and other and net gains on investments	$0.57	$2.34	$0.72	$0.54	$0.56	$0.52

(A)	Excludes net benefit plans cost

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 3

BCE Inc.
Segmented Data (2)

	Q1	Q1
($ millions, except where otherwise indicated) (unaudited)	2008	2007	$ change	% change

Revenues

Bell Wireline	2,639	2,636	3	0.1%
Bell Wireless	1,041	958	83	8.7%
Inter-segment eliminations	(17)	(15)	(2)	(13.3%)
Total Bell	3,663	3,579	84	2.3%
Bell Aliant	865	851	14	1.6%
Telesat	-	122	(122)	n.m.
Inter-segment eliminations	(137)	(167)	30	18.0%
Total BCE Inc.	4,391	4,385	6	0.1%

EBITDA

Bell Wireline	1,011	979	32	3.3%
Margin	38.3%	37.1%		1.2	pts
Bell Wireless	410	403	7	1.7%
Margin	39.4%	42.1%		(2.7	) pts
Total Bell	1,421	1,382	39	2.8%
Margin	38.8%	38.6%		0.2	pts
Bell Aliant	329	317	12	3.8%
Margin	38.0%	37.3%		0.7	pts
Telesat	-	67	(67)	n.m.
Inter-segment eliminations	-	(23)	23	n.m.
Total BCE Inc.	1,750	1,743	7	0.4%
Margin	39.9%	39.7%		0.2	pts

Operating income

Bell Wireline	178	423	(245)	(57.9%)
Bell Wireless	293	291	2	0.7%
Total Bell	471	714	(243)	(34.0%)
Bell Aliant	176	178	(2)	(1.1%)
Telesat	-	38	(38)	n.m.
Inter-segment eliminations	-	(9)	9	n.m.
Total BCE Inc.	647	921	(274)	(29.8%)

Capital expenditures

Bell Wireline	389	400	11	2.8%
Capital Intensity (5)	14.7%	15.2%		0.5	pts
Bell Wireless	67	141	74	52.5%
Capital intensity	6.4%	14.7%		8.3	pts
Total Bell	456	541	85	15.7%
Capital Intensity	12.4%	15.1%		2.7	pts
Bell Aliant	95	115	20	17.4%
Telesat	-	65	65	n.m.
Total BCE Inc.	551	721	170	23.6%
Capital Intensity	12.5%	16.4%		3.9	pts

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 4

BCE Inc.
Segmented Data - Historical Trend

		Total
($ millions, except where otherwise indicated) (unaudited)	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07

Revenues

Bell Wireline	2,639	10,650	2,724	2,638	2,652	2,636
Bell Wireless	1,041	4,158	1,108	1,079	1,013	958
Inter-segment eliminations	(17)	(66)	(17)	(17)	(17)	(15)
Total Bell	3,663	14,742	3,815	3,700	3,648	3,579
Bell Aliant	865	3,373	859	838	825	851
Telesat	-	458	45	130	161	122
Inter-segment eliminations	(137)	(708)	(171)	(174)	(196)	(167)
Total BCE Inc.	4,391	17,865	4,548	4,494	4,438	4,385

EBITDA

Bell Wireline	1,011	3,869	946	942	1,002	979
Margin	38.3%	36.3%	34.7%	35.7%	37.8%	37.1%
Bell Wireless	410	1,640	391	447	399	403
Margin	39.4%	39.4%	35.3%	41.4%	39.4%	42.1%
Total Bell	1,421	5,509	1,337	1,389	1,401	1,382
Margin	38.8%	37.4%	35.0%	37.5%	38.4%	38.6%
Bell Aliant	329	1,303	320	343	323	317
Margin	38.0%	38.6%	37.3%	40.9%	39.2%	37.3%
Telesat	-	263	23	80	93	67
Inter-segment eliminations	-	(87)	(6)	(21)	(37)	(23)
Total BCE Inc.	1,750	6,988	1,674	1,791	1,780	1,743
Margin	39.9%	39.1%	36.8%	39.9%	40.1%	39.7%

Operating income

Bell Wireline	178	1,430	263	347	397	423
Bell Wireless	293	1,198	283	336	288	291
Total Bell	471	2,628	546	683	685	714
Bell Aliant	176	718	181	177	182	178
Telesat	-	157	12	47	60	38
Inter-segment eliminations	-	(44)	(1)	(8)	(26)	(9)
Total BCE Inc.	647	3,459	738	899	901	921

Capital expenditures

Bell Wireline	389	1,964	622	483	459	400
Capital Intensity	14.7%	18.4%	22.8%	18.3%	17.3%	15.2%
Bell Wireless	67	455	143	91	80	141
Capital Intensity	6.4%	10.9%	12.9%	8.4%	7.9%	14.7%
Total Bell	456	2,419	765	574	539	541
Capital Intensity	12.4%	16.4%	20.1%	15.5%	14.8%	15.1%
Bell Aliant	95	543	144	140	144	115
Telesat	-	188	10	50	63	65
Total BCE Inc.	551	3,150	919	764	746	721
Capital Intensity	12.5%	17.6%	20.2%	17.0%	16.8%	16.4%

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 5

Bell Wireline (2)

	Q1	Q1
($ millions, except where otherwise indicated) (unaudited)	2008	2007	% change
Bell Wireline
Local & access	848	910	(6.8%)
Long distance	298	310	(3.9%)
Data	921	893	3.1%
Video	356	314	13.4%
Equipment & other	170	167	1.8%
Total external revenues	2,593	2,594	(0.0%)
Inter-segment revenues	46	42	9.5%
Total Bell Wireline operating revenue	2,639	2,636	0.1%
Operating expenses	(1,628)	(1,657)	1.8%
EBITDA	1,011	979	3.3%
EBITDA Margin	38.3%	37.1%	1.2	pts
Operating income	178	423	(57.9%)
Capital expenditures	389	400	2.8%
Capital intensity	14.7%	15.2%	0.5	pts
Local
Network access services (NAS) (k)
Residential (A)	4,500	5,030	(10.5%)
Business (B) (C)	3,240	3,608	(10.2%)
Total	7,740	8,638	(10.4%)
Network access service net activations/(losses) (k)
Residential	(106)	(131)	19.1%
Business (B) (C)	(13)	24	n.m.
Total	(119)	(107)	(11.2%)
ADJUSTED (D)
Network access services (k)
Residential (D)	4,500	4,986	(9.7%)
Business (D)	3,240	3,300	(1.8%)
Total	7,740	8,286	(6.6%)
Network access service net activations/(losses) (k)
Residential	(106)	(131)	19.1%
Business (E)	(13)	(22)	40.9%
Total	(119)	(153)	22.2%
Long Distance (LD)
Conversation minutes (M)	2,930	3,240	(9.6%)
Average revenue per minute ($)	0.093	0.090	3.3%
ISP
High Speed Internet net activations (F) (k)	10	41	(75.6%)
High Speed Internet subscribers EOP (G) (k)	2,014	1,932	4.2%
Video (DTH and VDSL)
Video EBITDA	77	55	40.0%
Net subscriber activations (k)	1	4	(75.0%)
Total subscribers EOP (k)	1,823	1,824	(0.1%)
ARPU (6) ($/month)	65	57	14.0%
Churn (7) (%) (average per month)	1.1%	1.1%	0.0	pts

(A)	At the beginning of Q1 2008, an adjustment of 44k was made to our NAS count, reflecting an extensive review of our historical customer account records.
(B)	In Q1 2008, we adjusted our beginning-of-period business NAS customer base to write-off 273k lines following formal notification received from a major wholesale customer in Q4 2007 that it was in the process of migrating all of its subscribers onto its own network facilities.
(C)	The Q3 2007 opening business network access services subscriber base was decreased by 58k to adjust for an overstatement arising from past methodology for calculating local inter-connections.
(D)	NAS has been adjusted for prior periods to reflect notes A and B above.
(E)	NAS net activations/(losses) throughout 2007 have been adjusted to reflect note B above.
(F)	In Q4 2007, we reduced total net activations by 11k to correct for customer churn adjustments in the first three quarters of 2007.
(G)	The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for prior-year deactivations related to a major upgrade of our order management system. In addition, the Q1 2007 and Q2 2007 beginning of year High Speed Internet subscriber bases were decreased by 4k and 11k respectively to adjust for the removal of customers who had no network usage in 2007.

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 6

Bell Wireline - Historical Trend

		Total
($ millions, except where otherwise indicated) (unaudited)	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07
Bell Wireline
Local & access	848	3,586	874	892	910	910
Long distance	298	1,219	296	306	307	310
Data	921	3,641	976	892	880	893
Video	356	1,317	351	330	322	314
Equipment & other	170	708	182	169	190	167
Total external revenues	2,593	10,471	2,679	2,589	2,609	2,594
Inter-segment revenues	46	179	45	49	43	42
Total Bell Wireline operating revenue	2,639	10,650	2,724	2,638	2,652	2,636
Operating expenses	(1,628)	(6,781)	(1,778)	(1,696)	(1,650)	(1,657)
EBITDA	1,011	3,869	946	942	1,002	979
EBITDA Margin	38.3%	36.3%	34.7%	35.7%	37.8%	37.1%
Operating income	178	1,430	263	347	397	423
Capital expenditures	389	1,964	622	483	459	400
Capital intensity	14.7%	18.4%	22.8%	18.3%	17.3%	15.2%
Local
Network access services (k)
Residential (A)	4,500	4,650	4,650	4,767	4,871	5,030
Business (B) (C)	3,240	3,526	3,526	3,606	3,653	3,608
Total	7,740	8,176	8,176	8,373	8,524	8,638
Network access service net activations/(losses) (k)
Residential	(106)	(511)	(117)	(104)	(159)	(131)
Business (B) (C)	(13)	-	(80)	11	45	24
Total	(119)	(511)	(197)	(93)	(114)	(107)
ADJUSTED (D)
Network access services (k)
Residential (D)	4,500	4,606	4,606	4,723	4,827	4,986
Business (D)	3,240	3,253	3,253	3,275	3,288	3,300
Total	7,740	7,859	7,859	7,998	8,115	8,286
Network access service net activations/(losses) (k)
Residential	(106)	(511)	(117)	(104)	(159)	(131)
Business (E)	(13)	(69)	(22)	(13)	(12)	(22)
Total	(119)	(580)	(139)	(117)	(171)	(153)
Long Distance (LD)
Conversation minutes (M)	2,930	12,500	3,049	2,962	3,249	3,240
Average revenue per minute ($)	0.093	0.091	0.089	0.097	0.088	0.090
ISP
High Speed Internet net activations (F) (k)	10	124	29	29	25	41
High Speed Internet subscribers EOP (G) (k)	2,014	2,004	2,004	1,975	1,946	1,932
Video (DTH and VDSL)
Video EBITDA	77	265	77	65	68	55
Net subscriber activations (k)	1	2	2	3	(7)	4
Total subscribers EOP (k)	1,823	1,822	1,822	1,820	1,817	1,824
ARPU ($/month)	65	60	64	60	58	57
Churn (%) (average per month)	1.1%	1.2%	1.3%	1.3%	1.3%	1.1%

(A)	At the beginning of Q1 2008, an adjustment of 44k was made to our NAS count, reflecting an extensive review of our historical customer account records.
(B)	In Q1 2008, we adjusted our beginning-of-period business NAS customer base to write-off 273k lines following formal notification received from a major wholesale customer in Q4 2007 that it was in the process of migrating all of its subscribers onto its own network facilities.
(C)	The Q3 2007 opening business network access services subscriber base was decreased by 58k to adjust for an overstatement arising from past methodology for calculating local inter-connections.
(D)	NAS has been adjusted for prior periods to reflect notes A and B above.
(E)	NAS net activations/(losses) throughout 2007 have been adjusted to reflect note B above.
(F)	In Q4 2007, we reduced total net activations by 11k to correct for customer churn adjustments in the first three quarters of 2007.
(G)	The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for prior-year deactivations related to a major upgrade of our order management system. In addition, the Q1 2007 and Q2 2007 beginning of year High Speed Internet subscriber bases were decreased by 4k and 11k respectively to adjust for the removal of customers who had no network usage in 2007.

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 7

Bell Wireless (2)

	Q1	Q1
($ millions, except where otherwise indicated) (unaudited)	2008	2007	% change

Bell Wireless

Revenue
Network	955	889	7.4%
Equipment	74	57	29.8%
Total external Bell Wireless revenues	1,029	946	8.8%
Inter-segment	12	12	0.0%
Total Bell Wireless operating revenues	1,041	958	8.7%
Operating expenses	(631)	(555)	(13.7%)
EBITDA	410	403	1.7%
EBITDA margin (Total revenues)	39.4%	42.1%	(2.7	) pts
EBITDA margin (Network revenues)	42.9%	45.3%	(2.4	) pts
Operating Income	293	291	0.7%

Capital expenditures	67	141	52.5%
Capital intensity	6.4%	14.7%	8.3	pts

Wireless gross activations (A) (k)	351	296	18.6%
Post-paid	198	167	18.6%

Wireless net activations (A) (k)	34	13	n.m.
Post-paid	28	10	n.m.

Wireless subscribers EOP (A) (B) (k)	6,250	5,821	7.4%
Post-paid	4,478	4,254	5.3%

Average revenue per unit (ARPU) (C) ($/month)	52	52	0.0%
Pre-paid	17	15	13.3%
Post-paid	64	64	0.0%

Churn (C) (%) (average per month)	1.6%	1.6%	0.0	pts
Pre-paid	2.8%	2.9%	0.1	pts
Post-paid	1.3%	1.2%	(0.1	) pts

Usage per subscriber (C) (min/month)	281	266	5.6%
Cost of acquisition (COA) (C) (8) ($/sub)	396	420	5.7%

Paging subscribers (k)	216	262	(17.6%)
Paging average revenue per unit ($/month)	11	10	10.0%

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 8

Bell Wireless - Historical Trend

		Total
($ millions, except where otherwise indicated) (unaudited)	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07
Bell Wireless

Revenue
Network	955	3,768	979	977	923	889
Equipment	74	332	112	88	75	57
Total external Bell Wireless revenues	1,029	4,100	1,091	1,065	998	946
Inter-segment revenue	12	58	17	14	15	12
Total Bell Wireless operating revenues	1,041	4,158	1,108	1,079	1,013	958
Operating expenses	(631)	(2,518)	(717)	(632)	(614)	(555)
EBITDA	410	1,640	391	447	399	403
EBITDA margin (Total revenues)	39.4%	39.4%	35.3%	41.4%	39.4%	42.1%
EBITDA margin (Network revenues)	42.9%	43.5%	39.9%	45.8%	43.2%	45.3%
Operating Income	293	1,198	283	336	288	291

Capital expenditures	67	455	143	91	80	141
Capital intensity	6.4%	10.9%	12.9%	8.4%	7.9%	14.7%

Wireless gross activations (A) (k)	351	1,640	510	445	389	296
Post-paid	198	910	261	254	228	167

Wireless net activations (A) (k)	34	408	195	137	63	13
Post-paid	28	206	77	76	43	10

Wireless subscribers EOP (A) (B) (k)	6,250	6,216	6,216	6,021	5,884	5,821
Post-paid	4,478	4,450	4,450	4,373	4,297	4,254

Average revenue per unit (ARPU) (C) ($/month)	52	54	55	56	54	52
Pre-paid	17	17	18	19	17	15
Post-paid	64	66	67	68	65	64

Churn (%) (C) (average per month)	1.6%	1.7%	1.7%	1.7%	1.8%	1.6%
Pre-paid	2.8%	2.8%	2.7%	2.7%	3.1%	2.9%
Post-paid	1.3%	1.3%	1.4%	1.4%	1.4%	1.2%

Usage per subscriber (C) (min/month)	281	288	299	297	289	266
Cost of acquisition (COA) (C) ($/sub)	396	404	392	371	442	420

Paging subscribers (k)	216	222	222	236	250	262
Paging average revenue per unit ($/month)	11	11	11	11	11	10

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 9

BCE Inc.
Net debt and other information (2)

BCE Inc. - Net debt and preferreds

At March 31, 2008	BCE Inc.
(unaudited)
($ millions, except where otherwise indicated)
		Bell	Inter-segment
	Bell	Aliant	eliminations	BCE Inc.

Cash and cash equivalents	(2,471)	(10)	-	(2,481)
Debt due within one year	393	344	-	737
Long-term debt	8,116	2,506	-	10,622
Net debt	6,038	2,840	-	8,878
Preferred shares - BCE	2,770	-	-	2,770
Net debt and preferreds	8,808	2,840	-	11,648

Bell - Balance Sheet Information
(unaudited)
($ millions, except where otherwise indicated)	March 31	Dec. 31
	2008	2007

Net Debt
Long-term debt	8,116	8,115
Debt due within one year	393	440
Less: Cash and cash equivalents	(2,471)	(2,608)
Total Net Debt	6,038	5,947
Non-controlling interest	65	64
Total shareholders’ equity	19,639	19,606
Total Capitalization	25,742	25,617

Net Debt: Total Capitalization	23.5%	23.2%
Net Debt: Trailing 12 month EBITDA	1.09	1.08
EBITDA : Interest (trailing 12 month)	7.95	7.65

BCE Inc. - Cash Flow Information
(unaudited)	Q1	Q1
($ millions, except where otherwise indicated)	2008	2007	$ change	% change
Free Cash Flow (FCF) (3)
Cash from operating activities	712	656	56	8.5%
Capital expenditures	(456)	(541)	85	15.7%
Dividends and distributions	(328)	(314)	(14)	(4.5%)
Other investing items	1	1	-	0.0%
BELL FCF	(71)	(198)	127	64.1%
Bell Aliant FCF	(4)	50	(54)	n.m.
Telesat FCF	-	3	(3)	n.m.
Inter-segment eliminations	-	(12)	12	n.m.
Total BCE FCF	(75)	(157)	82	52.2%

BCE Inc. - Cash Flow Information - Historical Trend
(unaudited)	Q1	Total
($ millions, except where otherwise indicated)	2008	2007	Q4 07	Q3 07	Q2 07	Q1 07

Free Cash Flow (FCF)
Cash from operating activities	712	4,219	1,361	1,231	971	656
Capital expenditures	(456)	(2,419)	(765)	(574)	(539)	(541)
Dividends and distributions	(328)	(1,306)	(327)	(326)	(339)	(314)
Other investing items	1	12	8	4	(1)	1
BELL FCF	(71)	506	277	335	92	(198)
Bell Aliant FCF	(4)	399	104	63	182	50
Telesat FCF	-	51	22	31	(5)	3
Inter-segment eliminations	-	(53)	(7)	(5)	(29)	(12)
Total BCE FCF	(75)	903	396	424	240	(157)

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 10

BCE Inc.
Consolidated Balance Sheet Data

	March 31	December 31
($ millions, except where otherwise indicated) (unaudited)	2008	2007

ASSETS
Current assets
Cash and cash equivalents	2,481	2,657
Accounts receivable	2,010	1,940
Future income taxes	95	71
Inventory	280	266
Prepaid expenses	439	277
Current assets of discontinued operations	2	1
Total current assets	5,307	5,212
Capital assets
Property, plant and equipment	18,387	18,600
Finite-life intangible assets	2,674	2,491
Indefinite-life intangible assets	2,954	2,913
Total capital assets	24,015	24,004
Other long-term assets	2,898	2,952
Goodwill	5,740	5,907
Non-current assets of discontinued operations	6	6
Total assets	37,966	38,081
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	2,774	3,291
Interest payable	172	145
Dividends payable	337	337
Debt due within one year	737	717
Current liabilities of discontinued operations	-	2
Total current liabilities	4,020	4,492
Long-term debt	10,622	10,621
Other long-term liabilities	4,989	4,633
Total liabilities	19,631	19,746
Non-controlling interest	1,087	1,103
SHAREHOLDERS’ EQUITY
Preferred shares	2,770	2,770
Common shareholders’ equity
Common shares	13,537	13,536
Contributed surplus	2,538	2,537
Accumulated other comprehensive income	118	68
Deficit	(1,715)	(1,679)
Total common shareholders’ equity	14,478	14,462
Total shareholders’ equity	17,248	17,232
Total liabilities and shareholders’ equity	37,966	38,081

Number of common shares outstanding	805.3	805.3

Total Net Debt	8,878	8,681
Total Capitalization	27,213	27,016

Key ratios

Net debt : Total Capitalization	32.6%	32.1%
Net debt : Trailing 12 month EBITDA	1.27	1.24
EBITDA : Interest (trailing 12 month)	8.31	8.14

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 11

BCE Inc.
Consolidated Cash Flow Data

	Q1	Q1
($ millions, except where otherwise indicated) (unaudited)	2008	2007	$ change
Cash flows from operating activities
Net earnings	289	529	(240)
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	820	786	34
Net benefit plans cost	71	102	(31)
Restructuring and other	283	36	247
Losses (gains) on investments	2	(121)	123
Future income taxes	(67)	111	(178)
Non-controlling interest	73	95	(22)
Contributions to employee pension plans	(44)	(108)	64
Other employee future benefit plan payments	(23)	(24)	1
Payments of restructuring and other	(24)	(52)	28
Operating assets and liabilities	(486)	(386)	(100)
	894	968	(74)
Capital expenditures	(551)	(721)	170
Other investing activities	1	2	(1)
Cash dividends paid on preferred shares	(35)	(23)	(12)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(90)	(113)	23
Free Cash Flow from operations, before common dividends	219	113	106
Cash dividends paid on common shares	(294)	(270)	(24)
Free Cash Flow used in operations, after common dividends	(75)	(157)	82
Business acquisitions	(31)	(147)	116
Business dispositions	(10)	-	(10)
Bell Aliant	-	(4)	4
Going-private costs	(9)	-	(9)
Increase in investments	(2)	(13)	11
Decrease in investments	-	7	(7)
Free Cash Flow after investments and divestitures	(127)	(314)	187
Other financing activities
Increase in notes payable and bank advances	65	315	(250)
Issue of long-term debt	-	1,025	(1,025)
Repayment of long-term debt	(102)	(1,175)	1,073
Issue of common shares	1	14	(13)
Repurchase of common shares	-	(223)	223
Redemption of equity securities by subsidiaries from non-controlling interest	-	(74)	74
Other financing activities	(11)	(41)	30
	(47)	(159)	112
Cash flows used in continuing operations	(174)	(473)	299
Cash flows used in discontinued operations activities	(1)	-	(1)
Cash flows used in discontinued investing activities	-	(1)	1
Cash flows from discontinued financing activities	-	3	(3)
Net decrease in cash and cash equivalents	(175)	(471)	296
Cash and cash equivalents at beginning of period	2,657	581	2,076
Cash and cash equivalents at end of period	2,482	110	2,372
Consists of:
Cash and cash equivalents of continuing operations	2,481	104	2,377
Cash and cash equivalents of discontinued operations	1	6	(5)
Total	2,482	110	2,372

Other information
Cash flow per share (9)	$0.43	$0.31	$0.12
Annualized cash flow yield (10)	3.1%	1.7%	1.4	pts
Common dividend payout (11)	64.0%	70.2%	(6.2	) pts

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 12

BCE Inc.
Consolidated Cash Flow Data - Historical Trend

		Total
($ millions, except where otherwise indicated) (unaudited)	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07
Cash flows from operating activities
Net earnings	289	4,057	2,388	440	700	529
less: Earnings (losses) from discontinued operations, net of tax	-	116	(16)	(4)	136	-
Earnings from continuing operations	289	3,941	2,404	444	564	529
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	820	3,197	790	814	807	786
Net benefit plans cost	71	410	113	97	98	102
Restructuring and other	283	332	146	78	72	36
Losses (gains) on investments	2	(2,414)	(2,289)	(6)	2	(121)
Future income taxes	(67)	409	193	215	(110)	111
Non-controlling interest	73	332	65	84	88	95
Contributions to employee pension plans	(44)	(265)	(36)	(42)	(79)	(108)
Other employee future benefit plan payments	(23)	(96)	(25)	(23)	(24)	(24)
Payments of restructuring and other	(24)	(118)	(27)	(20)	(19)	(52)
Operating assets and liabilities	(486)	(14)	388	(36)	20	(386)
	894	5,714	1,722	1,605	1,419	968
Capital expenditures	(551)	(3,150)	(919)	(764)	(746)	(721)
Other investing activities	1	14	9	4	(1)	2
Cash dividends paid on preferred shares	(35)	(124)	(34)	(34)	(33)	(23)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(90)	(404)	(88)	(94)	(109)	(113)
Free Cash Flow from operations, before common dividends	219	2,050	690	717	530	113
Cash dividends paid on common shares	(294)	(1,147)	(294)	(293)	(290)	(270)
Free Cash Flow (used in) from operations, after common dividends	(75)	903	396	424	240	(157)
Business acquisitions	(31)	(163)	-	(14)	(2)	(147)
Business dispositions	(10)	3,123	3,123	-	-	-
Bell Aliant	-	(7)	-	-	(3)	(4)
Going-private costs	(9)	(49)	(13)	(36)	-	-
Increase in investments	(2)	(27)	(6)	(5)	(3)	(13)
Decrease in investments	-	192	129	50	6	7
Free Cash Flow after investments and divestitures	(127)	3,972	3,629	419	238	(314)
Other financing activities
Increase (decrease) in notes payable and bank advances	65	211	(267)	(345)	508	315
Issue of long-term debt	-	1,071	-	16	30	1,025
Repayment of long-term debt	(102)	(3,048)	(947)	(89)	(837)	(1,175)
Issue of common shares	1	153	5	16	118	14
Repurchase of common shares	-	(227)	-	-	(4)	(223)
Redemption of equity securities by subsidiaries from non-controlling interest	-	(333)	(4)	(117)	(138)	(74)
Other financing activities	(11)	(66)	(13)	(5)	(7)	(41)
	(47)	(2,239)	(1,226)	(524)	(330)	(159)
Cash flows (used in) from continuing operations	(174)	1,733	2,403	(105)	(92)	(473)
Cash flows (used in) from discontinued operations activities	(1)	(24)	(10)	(6)	(8)	-
Cash flows from (used in) discontinued investing activities	-	351	(2)	2	352	(1)
Cash flows from discontinued financing activities	-	16	7	3	3	3
Net (decrease) increase in cash and cash equivalents	(175)	2,076	2,398	(106)	255	(471)
Cash and cash equivalents at beginning of period	2,657	581	259	365	110	581
Cash and cash equivalents at end of period	2,482	2,657	2,657	259	365	110
Consists of:
Cash and cash equivalents of continuing operations	2,481	2,657	2,657	258	364	104
Cash and cash equivalents of discontinued operations	1	-	-	1	1	6
Total	2,482	2,657	2,657	259	365	110

Other information
Cash flow per share	$0.43	$3.19	$1.00	$1.04	$0.84	$0.31
Annualized cash flow yield	3.1%	6.4%	8.6%	8.9%	6.5%	1.7%
Common dividend payout	64.0%	62.4%	50.7%	67.6%	65.2%	70.2%

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 13

Accompanying Notes

(1)

Throughout this report, BCE means BCE Inc., its subsidiaries and joint ventures; Bell means our Bell Wireline and Bell Wireless segments on an aggregate basis; and Bell Aliant means Bell Aliant Regional Communications Income Fund and its affiliated entities. We have reclassified some of the figures for the comparative periods in the consolidated financial statements to make them consistent with the presentation for the current period. We have restated financial information for the previous periods to reflect our decision in 2008 to cease operations of certain of our investments. All of these investments are now shown as discontinued operations. Telesat Canada (Telesat) was sold on October 31, 2007 and we have continuing commercial arrangements between Telesat and Bell Express Vu Limited Partnership (Bell Express Vu) that provide Bell ExpressVu continued access to current and expanded satellite capacity. As a result of these arrangements, we have not accounted for Telesat as a discontinued operation.

(2)

We report our results of operations in four segments: Bell Wireline, Bell Wireless, Bell Aliant and Telesat. Our reporting structure reflects how we manage our business and how we classify our operations for planning and measuring performance. Accordingly, we operate and manage our reportable segments as strategic business units organized by products and services.

(3)

Non-GAAP Financial Measures

EBITDA
The term EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies.

We define EBITDA as operating revenues less cost of revenue, selling, general and administrative expenses and net benefit plans costs, meaning it represents operating income before depreciation, amortization of intangible assets and restructuring and other.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of depreciation, amortization of intangible assets and restructuring and other. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. We exclude depreciation and amortization of intangible assets because it largely depends on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets. Excluding restructuring and other does not imply they are non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

The most comparable Canadian GAAP financial measure is operating income.

Earnings per share (EPS) before restructuring and other and net gains on investments
The term EPS before restructuring and other and net gains on investments does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before restructuring and other and net gains on investments among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other and net gains on investments. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. Excluding these items does not imply they are non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 14

Accompanying Notes (continued)

FREE CASH FLOW
We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

The term free cash flow does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented other companies.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We present free cash flow on a consistent basis from period to period, which allows us to compare our financial performance on consistent basis.

We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.

(4)	EBITDA margin is calculated as follows: EBITDA Operating revenues
(5)	Capital Intensity is calculated as follows: Capital expenditures Operating revenues
(6)	Average revenue per unit (ARPU) represents the measurement of the average revenue generated by each unit, expressed as a rate per month for the year.
(7)	Churn is the rate at which existing subscribers cancel their services. Churn is calculated as the number of subscribers disconnected divided by the average subscriber base.
(8)	Cost of acquisition (COA) is also referred to as subscriber acquisition costs. This measure is expressed per gross activation. It includes costs associated with acquiring a customer such as hardware subsidies, marketing and distribution costs.

(9)	Cash flow per share is calculated as follows: Cash flow from operating activities less capital expenditures Average number of common shares outstanding
(10)

Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends
Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(11)	Common dividend payout is calculated as follows: Dividends per common share EPS before restructuring and other and net gains on investments

BCE Inc. Supplementary Financial Information – First Quarter 2008  Page 15